UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2026
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 Regulation FD Disclosure

On June 30, 2026, Vistagen Therapeutics, Inc. (the “Company”) issued a press release announcing topline and post-hoc data from the Company’s PALISADE-4 Phase 3 trial of fasedienol for the acute treatment of social anxiety disorder. A copy of the press release is furnished as Exhibit 99.1 hereto.

As described in the press release, the Company will also host a conference call and webcast to discuss the topline and post-hoc data from its PALISADE-4 trial at 8:30 a.m. ET on June 30, 2026. A copy of the presentation to be used by the Company during the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On June 30, 2026, the Company announced that the PALISADE-4 Phase 3 trial of intranasal fasedienol did not achieve its primary endpoint, as measured by the least squares (“LS”) mean change from baseline on the Subjective Units of Distress Scale (“SUDS”) score for fasedienol (-9.5+/-1.7 standard error (“SE”)) compared with placebo (-11.4+/-1.7 SE), with a difference in the LS means of 1.9 (p=0.427). There was no treatment difference between fasedienol and placebo for the secondary endpoints. Favorable safety and tolerability data of fasedienol were consistent with previous placebo-controlled clinical trials.

In a post-hoc analysis of a subpopulation of patients with very severe social anxiety defined by a baseline score at screening of 95 or greater on the Liebowitz Social Anxiety Scale (“LSAS”) (n=123), fasedienol was nominally statistically significant as measured by the LS mean change from baseline on the SUDS score for fasedienol (-12.8+/-3.4 SE) compared with placebo (-3.7 +/-3.4 SE), with a difference in the LS means of -9.1 (p=0.036).

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits furnished herewith contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the Company’s plans to meet with the U.S. Food and Drug Administration (the “FDA”), the planned regulatory path forward for fasedienol potentially consisting of a single, multi-dose Phase 3 trial with the LSAS as the primary endpoint and confirmatory evidence from trials completed as a part of the PALISADE Phase 3 program, the Company's plans to transition from the acute treatment of social anxiety disorder symptoms to a potential registrational pathway focused on the overall treatment of social anxiety disorder over time, the Company’s belief about the meaningfulness of the efficacy signal in a subgroup of patients in PALISADE-4 with very severe social anxiety disorder and the totality of data across the fasedienol development program, the Company’s plans to remain financially disciplined and focused on evaluating opportunities to maximize the value of fasedienol and the other late clinical-stage pherine product candidates in its pipeline, the success, cost, timing and potential indications of the Company’s product development activities and clinical trials, and the Company’s belief that its cash resources will support operations into 2027. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Risks that may impact the outcome of these forward-looking statements are more fully discussed in the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2026, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC. The Company's SEC filings are available on the SEC's website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report and should not be relied upon as representing the Company's views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits Index

Exhibit No.	Description
99.1	Press Release issued by Vistagen Therapeutics, Inc., dated June 30, 2026
99.2	PALISADE-4 Data Presentation, dated June 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: June 30, 2026	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer